Exhibit 99.3

                Written Statement of the Chief Financial Officer
                         Pursuant to 18 U.S.C. ss. 1350

Solely for the purposes of complying with 18 U.S.C. ss. 1350, I, the undersigned Chief Financial Officer of SBM Certificate Company (the "Company"), hereby certify, based on my knowledge, that Amendment No. 1 to the Annual Report on Form 10-K of the Company for the year ended December 31, 2001 (the "Amended Report") fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934 and that information contained in the Amended Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


/s/ Trey Stafford
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    Trey Stafford
    Chief Financial and Accounting Officer

Date: October 29, 2002